UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 19, 2008

STERLING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington	0-20800	91-1572822
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
111 North Wall Street, Spokane, Washington 99201
(Address of principal executive offices) (Zip Code)
(509) 458-3711
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 8.01. Other Events.
On February 19, 2008, the U.S. Court of Federal Claims (the “Court”) issued its decision awarding damages to Sterling Savings Bank (the “Bank”), a wholly-owned subsidiary of Sterling Financial Corporation (“Sterling”) in the Bank’s case against the U.S. Government for breach of contractual obligations owed by the U.S. Government to the Bank with respect to the Bank’s acquisition of three failing thrifts during the 1980s. In its recent order, the Court ruled that the U.S. Government is liable to the Bank for $1.05 million. Although the decision made an affirmative award of money damages in Sterling’s favor, the amount of the award was lower than the amount of damages Sterling believes it actually suffered as a result of the breach. Sterling is evaluating its options as to whether to take further legal steps in pursuit of additional relief. A copy of the Court’s decision is included as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits.
     (d) The following exhibit is being furnished herewith:

Exhibit No.	Exhibit Description

99.1	U.S. Court of Federal Claims opinion and order dated February 19, 2008.

2

S I G N A T U R E
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STERLING FINANCIAL CORPORATION
(Registrant)

February 22, 2008	By:	/s/ Daniel G. Byrne
Date		Daniel G. Byrne
Executive Vice President, Assistant Secretary, and Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	U.S. Court of Federal Claims opinion and order dated February 19, 2008.